UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011 (June 29, 2011)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2011, the Board of Directors of WellPoint, Inc. (the “Company”) elected Robert L. Dixon, Jr. to the Board as a Director with his term expiring as of the annual meeting of shareholders to be held in 2014. Mr. Dixon was also appointed to the Audit and Governance Committees of the Board.

There are no arrangements or understandings between Mr. Dixon and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Dixon and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Mr. Dixon will participate in the director compensation program described in the Company’s proxy statement filed on April 1, 2011.

A copy of the press release issued by the Company announcing Mr. Dixon’s election is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release dated June 30, 2011 announcing the election of Robert L. Dixon, Jr. as a Director of WellPoint, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2011

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	EVP, General Counsel,
Corporate Secretary and Chief Public Affairs Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated June 30, 2011 announcing the election of Robert L. Dixon, Jr. as a Director of WellPoint, Inc.

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